UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 8, 2019

RTI SURGICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31271	59-3466543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Research Circle, Alachua, Florida		32615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (386) 418-8888 not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

EXPLANATORY NOTE

On March 8, 2019, pursuant to the Master Transaction Agreement (the “Master Transaction Agreement”), dated as of November 1, 2018, by and among RTI Surgical, Inc. (“the Company”), PS Spine Holdco, LLC, a Delaware limited liability company (“PS Spine”), RTI Surgical Holdings, Inc., a Delaware corporation (formerly known as Bears Holding Sub, Inc.) (the “Holdco”), and Bears Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of the Company (“Merger Sub”), Holdco acquired all of the outstanding equity interests of Paradigm Spine, LLC, a Delaware limited liability company and wholly owned subsidiary of PS Spine (“Paradigm”), through a transaction in which: (i) PS Spine contributed all of the issued and outstanding equity interests in Paradigm to Holdco (the “Contribution”); (ii) Merger Sub merged with and into the Company (the “Merger”), with the Company surviving as a wholly owned direct subsidiary of Holdco; and (iii) Holdco was renamed “RTI Surgical Holdings, Inc.” (collectively, the “Transaction”). The Company will retain its existing name “RTI Surgical, Inc.”

The Transaction and the Master Transaction Agreement were previously described in the Registration Statement on Form S-4 (Registration No. 333-228694) filed by Holdco (as amended, the “Registration Statement”) and the definitive proxy statement/prospectus of the Company, dated February 6, 2019 (the “Proxy Statement/Prospectus”).

This Current Report on Form 8-K is being filed for the purpose of disclosing certain events with respect to the Company in connection with the consummation of the Transaction.

Item 1.01.	Entry Into a Material Definitive Agreement.

Second Lien Credit Agreement and Term Loan

On March 8, 2019, the Company entered into a Second Lien Credit Agreement dated as of March 8, 2019 (the “2019 Credit Agreement”), among the Company, as a borrower, the other loan parties thereto as guarantors (together with the Company, the “Loan Parties”), Ares Capital Corporation, as lender (together with the various financial institutions as in the future may become parties thereto, the “Lenders”) and as administrative agent for the Lenders. The 2019 Credit Agreement provides for a term loan in the principal amount of up to $100 million (the “Term Loan”). The Term Loan was advanced in a single borrowing on March 8, 2019.

The Term Loan is guaranteed by Holdco and each of Holdco’s domestic subsidiaries and is secured by: (i) substantially all of the assets of the Company; (ii) substantially all of the assets of Holdco; (iii) substantially all of the assets of Holdco’s domestic subsidiaries; and (iv) 65% of the stock of Holdco’s foreign subsidiaries.

The Term Loan will bear interest at a rate per annum equal to, at the option of the Company: (i) the monthly Base Rate plus an adjustable margin of up to 7.50% (the “Base Rate”); or (ii) the LIBOR plus an adjustable margin of up to 8.50% (the “Eurodollar Rate”). Subject to customary notices, the Company may elect to convert the Term Loan from Base Rate to Eurodollar Rate or from Eurodollar Rate to Base Rate. The applicable margin is subject to adjustment after the end of each fiscal quarter, based upon the Loan Parties’ total net leverage ratio. At any time during the period commencing on March 8, 2019 and ending on March 8, 2021, if the Loan Parties’ total net leverage ratio is greater than 4.50:1.00, the Company shall have the option (the “PIK Option”) to elect to pay 50% of the interest that will accrue in the subsequent quarterly period in kind by capitalizing it and adding such amount to the principal balance of the Term Loan. If the Company exercises the PIK Option, the adjustable margin applicable to the Term Loans shall be increased by 0.75%.

The maturity date of the Term Loan is December 5, 2023. The Company may make optional prepayments on the Term Loan, provided that any such optional prepayments made on or prior to March 8, 2022, shall be subject to a make whole premium or a prepayment price, as the case may be. The Company is required to make mandatory prepayments of the Term Loan based on excess cash flow and the Loan Parties’ total net leverage ratio, upon the incurrence of certain indebtedness not otherwise permitted under the 2019 Credit Agreement, upon consummation of certain dispositions, and upon the receipt of certain proceeds of casualty events. the Company was required to pay certain customary closing costs and bank fees upon entering into the 2019 Credit Agreement.

The Company is subject to certain affirmative and negative covenants, including (but not limited to), covenants limiting the Company’s ability to: incur certain additional indebtedness; create certain liens; enter into sale and leaseback transactions; and consolidate or merge with, or convey, transfer or lease all or substantially all of its assets to another person. During any period beginning on a date that either: (i) a default has occurred and is continuing under the loan documents entered into by the Company in conjunction with the Credit Agreement (the “Loan Documents”); or (ii) availability under the Term

Loan is less than the specified covenant testing threshold, and continuing until either (a) no default has occurred and is continuing under the Loan Documents or (b) availability under the Term Loan is greater than or equal to the specified covenant testing threshold for thirty (30) consecutive days, respectively (the “Covenant Testing Period”), the Company is required to maintain a minimum fixed charge coverage ratio of at least 0.91:1.00 (the “Required Minimum Fixed Charge Coverage Ratio”). The Required Minimum Fixed Charge Coverage Ratio is measured on the last day of each calendar month during the Covenant Testing Period (each a “Calculation Date”), and is calculated using the minimum fixed charge coverage ratio for the twelve (12) consecutive months ending on each Calculation Date. The Loan Parties are required to maintain an initial total net leverage ratio of 9.00:1.00, which ratio steps down each fiscal quarter of the Company resulting in a requirement that the Loan Parties maintain a total net leverage ratio of 3.50:1.00 for the fiscal quarter ending June 30, 2021, and each fiscal quarter ending thereafter.

The amounts owed under the 2019 Credit Agreement may be accelerated upon the occurrence of certain events of default customary for facilities for similarly rated borrowers.

The above description of the 2019 Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the 2019 Credit Agreement, which will be filed as an exhibit to Holdco’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2019.

First Amendment to Credit Agreement and Joinder Agreement

On March 8, 2019, the Company entered into a First Amendment to Credit Agreement and Joinder Agreement dated as of March 8, 2019 (the “2019 First Amendment”), among the Company, as a borrower, Pioneer Surgical Technology, Inc. (“Pioneer Surgical”), a wholly-owned subsidiary of the Company, as a borrower, the other loan parties thereto as guarantors, JP Morgan Chase Bank, N.A., as lender (together with the various financial institutions as in the future may become parties thereto) and as administrative agent for the Lenders. The 2019 First Amendment amended that certain Credit Agreement dated as of June 5, 2018 (the “2018 Credit Agreement”), among the Company, Pioneer Surgical, the other loan parties thereto as guarantors, JP Morgan Chase Bank, N.A., as lender (together with the various financial institutions as in the future may become parties thereto) and as administrative agent by: (i) reducing the aggregate revolving commitments available to the Company and Pioneer Surgical from $100 million to $75 million; (ii) joining Holdco and Paradigm, and its domestic subsidiaries as guarantors and loan parties to the 2018 Credit Agreement; (iii) permitting the Term Loan; and (iv) making certain other changes to the 2018 Credit Agreement consistent with the foregoing including pro rata reductions to certain thresholds that were based on the aggregate commitments under the 2018 Credit Agreement.

The lenders and their affiliates under the 2018 Credit Agreement have various other relationships with the Company involving the provision of financial services, including depository banking services, cash management and credit cards.

The above description of the 2019 First Amendment is qualified in its entirety by reference to the complete terms and conditions of the 2019 First Amendment, which will be filed as an exhibit to Holdco’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2019.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 8, 2019, pursuant to the Master Transaction Agreement, the Transaction was consummated and became effective as of the effective time of the Merger (the “Effective Time”). As a result of the Transaction, among other things, Holdco became the ultimate parent of the Company and Paradigm and each of their respective subsidiaries. The Transaction and the Master Transaction Agreement were previously described in the Registration Statement and the Proxy Statement/Prospectus.

Pursuant to the Master Transaction Agreement: (i) each share of common stock, par value $0.001 per share, of the Company issued and outstanding immediately prior to the Effective time (other than shares held by the Company as treasury shares or by Holdco or Merger Sub immediately prior to the Effective Time, which were automatically cancelled and ceased to exist) were converted automatically into one fully paid and non-assessable share of Holdco common stock, par value $0.001 per share; (ii) each share of Series A convertible preferred stock, par value $0.001 per share, of the Company issued and outstanding immediately prior to the Effective Time (other than shares held by the Company as treasury shares or by Holdco or Merger Sub immediately prior to the Effective Time, which were automatically cancelled and ceased to exist) were converted automatically into one fully paid and non-assessable share of Series A convertible preferred stock, par value $0.001 per share, of Holdco; and (iii) each stock option and restricted stock award granted by the Company was converted into a stock option or restricted stock award, as applicable, of Holdco with respect to an equivalent number of shares of Holdco common stock on the same terms and conditions as were applicable prior to the closing.

The consideration for the Contribution was $100.0 million (the “Cash Consideration Amount”) in cash, subject to adjustment as described below, and 10,729,614 shares of Holdco common stock (the “Stock Consideration Amount”). The Stock Consideration Amount was determined by dividing $50.0 million by the volume weighted average closing price of the Company’s common stock for the five business days prior to November 1, 2018 (the “Company Price”). The Cash Consideration Amount was adjusted by a: (i) positive dollar for dollar adjustment based on the amount of Paradigm’s cash and cash equivalents at closing; (ii) negative dollar for dollar adjustment based on the amount of outstanding indebtedness and unpaid transaction expenses of Paradigm at closing; and (iii) negative dollar for dollar adjustment to the extent that Paradigm’s working capital (excluding indebtedness and transaction expenses) at closing did not exceed the working capital target of $7.0 million.

In addition to the Cash Consideration Amount and the Stock Consideration Amount, Holdco may be required to make further cash payments or issue additional shares of Holdco common stock to PS Spine in an amount up to $50.0 million of shares of Holdco common stock to be valued based upon the Company Price and an additional $100.0 million of cash and/or Holdco common stock to be valued at the time of issuance, in each case, if certain revenue targets are achieved between closing and December 31, 2022.

The shares of Company common stock will be suspended from trading on the Nasdaq Global Select Market (“Nasdaq”) prior to the open of trading on March 11, 2019. Shares of Holdco common stock will continue regular-way trading on the Nasdaq Global Market using the Company’s trading history under the ticker symbol “RTIX” immediately following the suspension of trading of the Company common stock.

The description of Holdco common stock set forth in the Proxy Statement/Prospectus is incorporated herein by reference.

The description of the Master Transaction Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Master Transaction Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference. This summary is not intended to modify or supplement any factual disclosures about Holdco or the Company, and should not be relied upon as disclosure about Holdco or the Company without consideration of the periodic and current reports and statements that Holdco and the Company file with the Securities and Exchange Commission (the “Commission”). The terms of the Master Transaction Agreement govern the contractual rights and relationships between, and allocate risks among, the parties thereto in relation to the transactions contemplated thereby. In particular, the representations and warranties made by the parties to each other in the Master Transaction Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations among the parties, correspondence between the parties and disclosure schedules to the Master Transaction Agreement. Accordingly, such representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and should not be relied upon as statements of fact.

The information set forth in the “Explanatory Note” and Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation of the Company.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the Transaction, shares of the Company common stock were registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and listed on Nasdaq. As a result of the Transaction, the Company has requested that Nasdaq file a Form 25 with the Commission to withdraw the shares of Company common stock from listing on Nasdaq and deregister the Company’s common shares under Section 12(b) of the Exchange Act. The shares of Company common stock will be suspended from trading on Nasdaq prior to the open of trading on March 11, 2019. The Company expects to file a Form 15 with the Commission to terminate the registration under the Exchange Act of the shares of Company common stock, and suspend the reporting obligations under Sections 12(g) and 15(d) of the Exchange Act of the Company (except to the extent of the succession of Holdco to the Exchange Act Section 12(b) registration and reporting obligations of the Company as described in Section 2.01 above).

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

In connection with the Transaction, as of the Effective Time, all directors of the Company tendered their letters of resignation from the board of directors of the Company, and Jonathon Singer, Johannes W. Louw and John Varela became directors of the Company, effective as of the Effective Time.

Compensatory Plans

In addition, in connection with the Transaction, effective as of the Effective Time, Holdco assumed the compensation and benefit plans, agreements, policies and other arrangements sponsored, maintained or entered into by the Company, including those in which any director or named executive officer of the Company was a participant, as well as any rights and obligations of the Company thereunder.

Additional information required by Items 5.02(c), (d) and (e) is included in: (i) the Proxy Statement/Prospectus; (ii) the Company’s definitive annual proxy statement filed with the Commission on March 26, 2018; and (iii) the Company’s Current Reports on Form 8-K filed on each of June 25, 2018, September 26, 2018 and March 4, 2019, and incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 8, 2019, in connection with the Transaction, the Company amended and restated its Certificate of Incorporation and Bylaws to contain provisions identical to the certificate of incorporation and bylaws of Merger Sub immediately prior to the Effective Time, except with respect to the name of the Company on such organizational documents, which remains “RTI Surgical, Inc.” The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended (as applicable) and currently in effect, are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1	Master Transaction Agreement, dated as of November 1, 2018, by and among RTI Surgical, Inc., PS Spine Holdco, LLC, Bears Holding Sub, Inc., and Bears Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 1, 2018).

3.1	Amended and Restated Certificate of Incorporation of the Company, effective as of March 8, 2019.

3.2	Amended and Restated Bylaws of the Company, effective as of March 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RTI Surgical, Inc.

By:	/s/ Jonathon M. Singer
	Name:	Jonathon M. Singer
	Title:	Chief Financial and Administrative Officer, Corporate Secretary

Date: March 11, 2019